Pricing Supplement No. 1	Dated 03/09/04	Rule 424(b)(3)

(To Prospectus dated October 2, 2003 and Prospectus Supplement dated October 3, 2003)	File No. 333-108391 CUSIP No. 78355H JE0

$800,000,000.00

RYDER SYSTEM, INC.

Medium-Term Notes
(Registered Notes-Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:	$135,000,000

Issue Price:	$110,000,000 @ 100.000% $25,000,000 @ 100.054%

Issue Date:	03/15/04

Maturity Date:	03/15/09

Interest Rate:	3.500%

Day Count:	30/360

Interest Payment Dates:	Semi-annually on April 1 and October 1 of each year, commencing April 1, 2004 and at Maturity.

Record Dates:	March 17 and September 16.

Form:	☒ Book Entry ☐ Certificated

Redemption:	☒ The Notes cannot be redeemed prior to maturity.

☐ The Notes may be redeemed prior to maturity.

Terms of Redemption:

Repayment at option of holder:	☒ The holder has no option to elect repayment of the Notes prior to maturity.

☐ The Notes are repayable prior to maturity at the option of holder.

Terms of Repayment:

Discount note:	☐ Yes ☒ No

Total Amount of OID:

Yield to Maturity:

Initial Accrual Period OID:

Name of Agent and Agent’s Discount or Commission:
Wachovia Securities, Inc.	$125,000.00
Citigroup Global Markets, Inc.	$275,000.00
J.P. Morgan Securities Inc.	$275,000.00